                                                                    EXHIBIT 99.4

Metacode Technologies, Inc.
Financial Statements
For the Two Years Ended
December 31, 1998 and 1999 and
For the Period Ended
September 30, 2000 (unaudited)

                           METACODE TECHNOLOGIES, INC.
                         INDEX TO FINANCIAL STATEMENTS

                                                                       Page
                                                                       ----
Report of Independent Accountants....................................... 2
Balance Sheet .......................................................... 3
Statement of Operations ................................................ 4
Statement of Shareholders' Deficit...................................... 5
Statement of Cash Flows ................................................ 6
Notes to Financial Statements .......................................... 7

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Metacode Technologies, Inc.


     In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Metacode Technologies, Inc. at December 31, 1998 and 1999, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP.
December 21, 2000
San Jose, California

                         METACODE TECHNOLOGIES, INC.
                                BALANCE SHEET
                                (in thousands)

                                                                                       December 31,          September 30,
                                                                                -----------------------
                                                                                     1998          1999          2000
                                                                                ----------    ----------     -------------
ASSETS                                                                                                         (unaudited)
Current assets:
   Cash and cash equivalents                                                    $     951     $     428      $       15
   Accounts receivable, net                                                            11           262             529
   Note receivable                                                                      -            50               -
   Prepaid expenses and other                                                         151           125             106
                                                                                ----------    ----------     -------------
        Total current assets                                                        1,113           865             650

Property and equipment, net                                                           433           350             308
                                                                                ----------    ----------     -------------
        Total assets                                                            $   1,546     $   1,215      $      958
                                                                                ==========    ==========     =============

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                             $      27     $      20      $      473
   Accrued liabilities                                                                289           358           1,046
   Deferred revenue, current                                                            -           397             321
   Debt, current                                                                    1,000         2,050           4,395
                                                                                ----------    ----------     -------------
        Total current liabilities                                                   1,316         2,825           6,235

Deferred revenue, long-term                                                             -            56             258
                                                                                ----------    ----------     -------------
                                                                                    1,316         2,881           6,493
                                                                                ----------    ----------     -------------

Mandatorily redeemable convertible preferred stock:
   9,395 shares authorized; 5,039, 5,705 and
   5,705 (unaudited) shares issued and outstanding, respectively                   10,397        12,397          12,857

Commitments (Note 4)

Shareholders' deficit:
   Common Stock, no par value, 25,000 shares
     authorized; 8,215, 9,590 and 9,761 (unaudited)
     shares issued and outstanding, respectively                                      922        13,088          27,445
   Notes receivable from shareholders                                                 (60)         (110)           (110)
   Unearned stock-based compensation                                                 (365)       (7,891)        (12,881)
   Accumulated deficit                                                            (10,664)      (19,150)        (32,846)
                                                                                ----------    ----------     -------------
        Total shareholders' deficit                                               (10,167)      (14,063)        (18,392)
                                                                                ----------    ----------     -------------
        Total liabilities and shareholders' deficit                             $   1,546     $   1,215      $      958
                                                                                ==========    ==========     =============

  The accompanying notes are an integral part of these financial statements.

                          METACODE TECHNOLOGIES, INC.
                            STATEMENT OF OPERATIONS
                                (in thousands)

                                                                                        Nine Months Ended
                                                       Year Ended December 31,            September 30,
                                                      --------------------------    --------------------------
                                                         1998           1999           1999            2000
                                                      -----------    -----------    -----------    -----------
                                                                                           (unaudited)
Revenue:
   Licenses                                           $         -    $        29    $        13    $       338
   Services                                                    10             50             21            255
                                                      -----------    -----------    -----------    -----------
        Total revenue                                          10             79             34            593
                                                      -----------    -----------    -----------    -----------

Cost of revenues:
   Licenses                                                    --             --             --             --
   Services                                                    27             55             24            415
                                                      -----------    -----------    -----------    -----------
        Total cost of revenues                                 27             55             24            415
                                                      -----------    -----------    -----------    -----------

Gross profit                                                  (17)            24             10            178
                                                      -----------    -----------    -----------    -----------
Operating expenses:
  General and administrative                                1,722            985            704          1,668
  Sales and marketing                                         783            559            385          1,109
  Research and development                                  2,999          2,358          1,800          1,147
  Amortization of unearned stock-based
   compensation                                               311          4,562          2,941          8,432
                                                      -----------    -----------    -----------    -----------
        Total operating expenses                            5,815          8,464          5,830         12,356
                                                      -----------    -----------    -----------    -----------

Loss from operations                                       (5,832)        (8,440)        (5,820)       (12,178)

Interest and other income (expense), net                      129            (46)           (22)        (1,518)
                                                      -----------    -----------    -----------    -----------

Net loss                                              $    (5,703)   $    (8,486)   $    (5,842)   $   (13,696)
                                                      ===========    ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements

                         METACODE TECHNOLOGIES, INC.
                      STATEMENT OF SHAREHOLDERS' DEFICIT
                                (in thousands)


                                                                   Notes
                                            Common Stock        Receivable          Unearned
                                      ---------------------        from           Stock-Based     Accumulated
                                       Shares       Amount     Shareholders       Compensation      Deficit        Total
                                      ---------   ---------    ------------      -------------    -----------    ---------
Balance at December 31, 1997              7,219   $     135    $         -       $        31      $   (4,961)    $  (4,795)

Issuance of Common Stock on
  exercise of stock options                 208          17              -                 -               -            17
Issuance of Common Stock
  for notes receivable and other            788          63            (60)                -               -             3
Unearned stock-based
  compensation                                -         707              -              (707)              -             -
Amortization of stock-based
  compensation                                -           -              -               311               -           311

Net loss                                      -           -              -                 -          (5,703)       (5,703)
                                       --------   ---------    -----------       -----------      ----------     ---------
Balance at December 31, 1998              8,215         922            (60)             (365)        (10,664)      (10,167)

Issuance of Common Stock
  for notes receivable                    1,000          50            (50)                -               -             -
Issuance of Common Stock on
  exercise of stock options                 375          28              -                 -               -            28
Unearned stock-based
  compensation                                -      12,088              -           (12,088)              -             -
Amortization of stock-based
  compensation                                -           -              -             4,562               -         4,562
Net loss                                      -           -              -                 -          (8,486)       (8,486)
                                       --------   ---------    -----------       -----------      ----------     ---------
Balance at December 31, 1999              9,590      13,088           (110)           (7,891)        (19,150)      (14,063)

Issuance of Common Stock on
  exercise of stock options
  (unaudited)                               171          27              -                 -               -            27
Unearned stock-based
  compensation (unaudited)                    -      13,422              -           (13,422)              -             -
Amortization of stock-based
  compensation (unaudited)                    -           -              -             8,432               -         8,432
Warrants issued for services
  (unaudited)                                 -         589              -                 -               -           589
Warrants issued in connection
  with bridge loans (unaudited)               -         319              -                 -               -           319
Net loss (unaudited)                          -           -              -                 -         (13,696)      (13,696)
                                       --------   ---------    -----------       -----------      ----------     ---------
Balance at September 30, 2000
  (unaudited)                             9,761   $  27,445    $      (110)      $   (12,881)     $  (32,846)    $ (18,392)
                                       ========   =========    ===========       ===========      ==========     =========

  The accompanying notes are an integral part of these financial statements.

                          METACODE TECHNOLOGIES, INC.
                            STATEMENT OF CASH FLOWS
                                (in thousands)

                                                                                                       Nine Months Ended
                                                                   Year Ended December 31,               September 30,
                                                                ----------------------------     -----------------------------
                                                                   1998              1999           1999               2000
                                                                ----------        ----------     ----------         ----------
                                                                                                          (unaudited)
Cash flows from operating activities:
   Net loss                                                     $   (5,703)       $   (8,486)    $   (5,842)        $  (13,696)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
        Depreciation                                                   120               152            113                125
        Amortization of stock-based compensation                       311             4,565          2,941              8,432
        Warrant related non-cash interest expense                        -                 -              -              1,367
        Issuance of Common Stock for other                               3                 -              -                  -
        Accretion of discount on investments                          (126)                -              -                  -
        Provisions for doubtful accounts                                 -                 3              -                 17
        Changes in assets and liabilities:
          Accounts receivable                                          (11)             (254)          (141)              (284)
          Notes receivable                                               -               (50)           (50)                50
          Prepaid expenses and other assets                              -                26             40                 20
          Accounts payable                                            (169)               (7)             3                453
          Accrued liabilities                                         (256)               69             47                688
          Deferred revenue                                               -               454            264                124
                                                                ----------        ----------     ----------         ----------
             Net cash used in operating activities                  (5,831)           (3,528)        (2,625)            (2,704)
                                                                ----------        ----------     ----------         ----------

Cash flows from investing activities:
   Proceeds from maturity of investments                             5,493                 -              -                  -
   Purchase of investments                                          (1,472)                -              -                  -
   Purchase of property and equipment                                 (286)              (73)           (17)               (81)
                                                                ----------        ----------     ----------         ----------
             Net cash (used in) provided by
              investing activities                                   3,735               (73)           (17)               (81)
                                                                ----------        ----------     ----------         ----------

Cash flows from financing activities:
   Proceeds from mandatorily redeemable convertible
     preferred stock, net                                              931                 -              -                  -
   Proceeds from exercise of common stock options                       17                28              4                 27
   Proceeds from issuance of debt                                    2,000             3,050          2,050              2,345
                                                                ----------        ----------     ----------         ----------
             Net cash provided by financing activities               2,948             3,078          2,054              2,372
                                                                ----------        ----------     ----------         ----------

Net increase (decrease) in cash and cash equivalents                   852              (523)          (588)              (413)

Cash and cash equivalents at beginning of period                        99               951            951                428
                                                                ----------        ----------     ----------         ----------

Cash and cash equivalents at end of period                      $      951        $      428     $      363         $       15
                                                                ==========        ==========     ==========         ==========
Supplemental non-cash activity:
   Issuance of mandatorily redeemable convertible
     preferred stock upon conversion of debt                    $    1,000        $    2,000     $    2,000         $        -
                                                                ==========        ==========     ==========         ==========
   Common Stock issued for notes receivable                     $       60        $       50     $        -         $        -
                                                                ==========        ==========     ==========         ==========

  The accompanying notes are an integral part of these financial statements.

                         METACODE TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
      INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 2000 IS UNAUDITED

NOTE 1 - THE COMPANY AND SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES:

The Company

       Metacode Technologies, Inc. (the "Company") was incorporated in California on June 17, 1994, and offers software products based on its proprietary MetaCode(TM), leveraging the latest developments in database design, object-oriented programming, on-line application processing, network navigation and data visualization. The integrated data retrieval and knowledge synthesis capabilities of the Company's technologies significantly reduce the time it takes a user to organize, manage and derive added value from disparate data and information. During 1999, the Company commenced planned principal operations and emerged from the development stage.

Unaudited interim results

       The accompanying interim financial statements as of September 30, 2000 and for the nine months ended September 30, 1999 and 2000 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the nine months ended September 30, 1999 and 2000. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the nine months ended September 30, 2000 are not necessarily indicative of the results to be expected for the year ending December 31, 2000.

Use of estimates

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

       In October 1997 and March 1998, the American Institute of Certified Public Accountants ("AICPA") issued statement of Position No. 97-2, "Software Revenue Recognition" ("SOP No. 97-2") and statement of Position No. 98-4, "Deferral of the Effective Date of a Provision of SOP No. 97-2" ("SOP No. 98-4"). SOP No. 98-4 defers for one year the application of certain provisions of SOP No. 97-2. In December 1998, the AICPA issued Statement of Position No. 98-9, "Modification of SOP No. 97-2 with Respect to Certain Transactions" ("SOP No. 98-9"), which is effective for transactions entered into beginning April 1, 1999. SOP No. 98-9 extends the effective date of SOP No. 98-4 and provides additional interpretive guidance. The adoption of SOP No. 97-2, SOP No. 98-4 and SOP No. 98-9 have not had and are not expected to have a material impact on the Company's results of operations, financial position or cash flows.

       The Company's revenues are derived from licenses for its software and related services, which include technical support, training and consulting. Revenue is recognized for the various contract elements based upon vendor-specific objective evidence of fair value of each element.

       Revenue from license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant Company obligations with regard to implementation or integration exists, the fee is fixed or determinable and collectibility is probable. Provisions for sales returns are provided at the time of revenue recognition based upon estimated returns.

                         METACODE TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
      INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 2000 IS UNAUDITED
                                  (Continued)

       Services revenue is primarily comprised of revenue from consulting fees, maintenance contracts and training. Services revenue from consulting and training is recognized as the service is completed. Maintenance contracts include the right to unspecified upgrades and ongoing support. Maintenance revenue is deferred and recognized on a straight-line basis as service revenue over the life of the related contract.

Cash and cash equivalents

       The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. Cash equivalents consist primarily of cash on deposit with banks and money market accounts that are stated at cost, which approximates fair value.

Concentrations of credit risk

       Financial instruments, which potentially subject the Company to a concentration of credit risk, consist primarily of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by placing its cash and cash equivalents with a major financial institution. The Company's accounts receivable are derived from revenue earned from customers located in the U.S. and are denominated in U.S. dollars. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon expected collectibility of accounts receivable.

       The following table summarizes the revenue from customers in excess of 10% of the total revenue.

                                                          Nine Months Ended
                             Year Ended December 31,         September 30,
                             -----------------------     -------------------
                              1998           1999         1999         2000
                             ------         ------       ------       ------
                                                              (unaudited)

       Company A              100%            -%            -%           -%
       Company B                -%           38%           44%           -%
       Company C                -%           27%            -%           -%
       Company D                -%           22%           24%           -%
       Company E                -%            -%           12%           -%
       Company F                -%            -%            -%          39%
       Company G                -%            -%            -%          17%
       Company H                -%            -%            -%          12%

       At December 31, 1999, Company B, C and D accounted for zero, 5% and 25% of total accounts receivable.

Fair value of financial instruments

       The Company's financial instruments including cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates their fair value because of the short-term maturity of these instruments. Debt is carried at cost, which approximates fair value due to the proximity of the implicit rates of these financial instruments and the prevailing market rates for similar instruments.

                          METACODE TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
      INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 2000 IS UNAUDITED
                                  (Continued)

Research and development

       Expenditures incurred in the research and development of new products and enhancements to existing products are charged to expense as incurred. Software development costs are capitalized after technological feasibility has been established. The period between achievement of technological feasibility, which the Company defines as the establishment of a working model, until the general availability of such software to customers, has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs as of December 31, 1999 and September 30, 2000 (unaudited).

Capitalization of internal-use software costs

       In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." SOP 98-1 is effective for financial statements for years beginning after December 15, 1998 and provides guidance for the accounting of computer software developed or obtained for internal use including the requirements to capitalize specified costs and amortization of such costs. The Company adopted the provisions of SOP 98-1 in its fiscal years beginning January 1, 1999. To date the Company has not capitalized any internal use software costs.

Property and equipment

       Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the useful lives of the assets, generally seven years or less or the shorter of the lease term or the useful lives of the assets, if applicable.

Impairment of long-lived assets

       The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of." SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

Stock-based compensation

       The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force Consensus on Issue No. 96-18.

Income taxes

       Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

                         METACODE TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
      INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 2000 IS UNAUDITED
                                  (Continued)

Comprehensive income

       Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

Recent accounting pronouncements

       In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments - Deferral of the Effective Date of SFAS Statement No. 133" and in June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments - an amendment of SFAS 133, Accounting for Derivative Instruments and Hedging Activities." As a result of SFAS No. 137, SFAS No. 133 and SFAS No. 138 will be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company does not expect that the adoption of this standard will have a material impact on its financial position and results of operations.

       In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25." FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The Company adopted FIN 44 effective July 1, 2000. The adoption of the provisions of FIN 44 did not have a material effect on the financial position or results of operations of the Company.

       In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation and disclosure of revenue in financial filings with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The Company is required to adopt SAB 101 in the fourth quarter of fiscal 2001. We evaluated the Securities and Exchange Commission's interpretation of SAB 101 and have determined it will not have a material effect on the financial position or results of operations of the Company.

                         METACODE TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
      INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 2000 IS UNAUDITED
                                  (Continued)

NOTE 2 - BALANCE SHEET COMPONENTS (IN THOUSANDS):

                                                                       December 31,
                                                                 ------------------------                 September 30,
                                                                   1998           1999                        2000
                                                                 --------       ---------              --------------------
                                                                     (in thousands)                          (unaudited)
     Accounts receivable, net:
      Accounts receivable                                        $     11        $     265                    $       549
      Less:  Allowance for doubtful accounts                            -               (3)                           (20)
                                                                 --------        ---------                    -----------
                                                                 $     11        $     262                    $       529
                                                                 ========        =========                    ===========

      There were no write-offs against the allowance for doubtful accounts for the years ended December 31, 1998 and 1999 and for the period ended September 30, 1999 and 2000 (unaudited).

                                                                       December 31,
                                                                 ------------------------                 September 30,
                                                                    1998           1999                        2000
                                                                 --------       ---------             --------------------
                                                                     (in thousands)                      (unaudited)
     Property and equipment, net:
      Computer equipment                                         $     390       $     438                  $     477
      Furniture and fixtures                                           134             134                        134
      Computer software                                                 75              96                        139
                                                                 ---------       ---------                  ---------
                                                                       599             668                        750
      Less:  Accumulated depreciation and amortization                (166)           (318)                      (442)
                                                                 ---------       ---------                  ---------
                                                                 $     433       $     350                  $     308
                                                                 =========       =========                  =========

      Depreciation expense was $120,000, $152,000, $113,000 (unaudited) and $125,000 (unaudited) at December 31, 1998 and 1999 and for the period ended September 30, 1999 and 2000, respectively.

                                                                       December 31,
                                                                 -----------------------                  September 30,
                                                                    1998           1999                        2000
                                                                 ----------     ---------              ---------------------
                                                                     (in thousands)                        (unaudited)
     Accrued liabilities:
      Payroll and related expenses                               $      -       $       -                   $      264
      Other                                                           289             358                          782
                                                                 --------       ---------                   ----------
                                                                 $    289       $     358                   $    1,046
                                                                 ========       =========                   ==========

                         METACODE TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
      INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 2000 IS UNAUDITED
                                  (Continued)

NOTE 3 - DEBT:

     In August 2000, the Company entered into a financing agreement (the "Financing Agreement") whereby a bank would extend credit up to $750,000 as a bridge loan advance. Bridge loan advances accrue interest at a rate of prime plus three percentage points and are payable monthly with principal due the earlier of (i) September 30, 2000 or (ii) the closing of the Company's next Preferred round of financing, provided, however, at Company's option and provided that Company has received at least $275,000 in new equity and/or Subordinated Debt from a third party, then the maturity date shall be October 30, 2000. In connection with the Financing Agreement, the Company issued to the bank a warrant to purchase 99,351 shares of Series D Preferred Stock at $0.90588 per share. The warrant expires on August 1, 2005. The Company recorded a $460,000 discount to the Financing Agreement for the value of the warrants, which was recognized in 2000 as additional interest expense. The Financing Agreement requires the Company to comply with certain financial covenants. The Company was in compliance with all covenants at September 30, 2000. The amount borrowed was paid in full during October 2000 (unaudited).

     In June and July 2000, the Company issued $645,000 of convertible promissory notes payable ("2000 Notes") to related parties. The 2000 Notes bear interest at 8% and were to mature in June or July 2001 or, at the option of the holder, shall convert into Series D Preferred Stock or such other class of Preferred Stock issuable by the Company in the next round of qualified financing. In connection with the issuance of the 2000 Notes, the Company issued warrants to purchase 96,750 shares of Series D Convertible Preferred Stock ("Series D") at $1.00 per share to the holders of the warrants. The warrants expire at the earlier of June 2004 or upon an initial public offering of the Company's Common Stock. The Company has recorded a $404,415 discount to the Notes for the value of the warrants, which was to be recognized over the term of the 2000 Notes. The Company amortized $318,546 of the 2000 Notes' discount as additional interest expense during 2000.

     In 1998, the Company issued a convertible subordinated promissory note payable ("1998 Note") to an employee of the Company totaling $2,000,000. The note bore interest at 8.5% and was to mature one year from the date of issuance, or at the option of the holder, converted into Preferred Stock at the same purchase price and upon the same terms as shares of such Preferred Stock sold to purchasers in the financing. In October 1998, $1,000,000 of the 1998 Notes was converted into 333,333 shares of Series C Preferred Stock at three dollars ($3.00) per share. In March 1999, the remaining $1,000,000 of the 1998 Notes was converted into 333,333 shares of Series C Preferred Stock at three dollars ($3.00) per share.

     In 1999, the Company issued convertible subordinated promissory notes payable to an employee of the Company totaling $3,050,000 ("1999 Notes"). The notes bore interest at 8.5% and were to mature one year from issuance, or at the option of the holder, converted into Preferred Stock at the same purchase price and upon the same terms as shares of such Preferred Stock sold to purchasers in the financing. In March 1999, $1,000,000 of the 1999 Notes was converted into 333,333 shares of Series C Preferred Stock at three dollars ($3.00) per share.

     In 2000, the Company issued convertible subordinated promissory notes payable to an employee of the Company totaling $850,000 ("2000 Notes"). The notes bore interest at 8.5% and were to mature one year from issuance, or at the option of the holder, converted into Preferred Stock at the same purchase price and upon the same terms as shares of such Preferred Stock sold to purchasers in the financing.

     In 2000, an amendment to the outstanding 1999 Notes and 2000 Notes was agreed upon between the Company holders of said Notes. The amendment stated the following: (i) extension of maturity dates to June 15, 2001; and (ii) upon a merger or consolidation with or into any other entity, or if any other entity shall acquire all or substantially all of the capital stock or assets of the Company, during the term of the 1999 Notes and 2000 Notes, the founder shall have the option to convert the then outstanding principal amount and accrued interest on the 1999 Notes and 2000 Notes for shares of Common Stock.

                         METACODE TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
      INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 2000 IS UNAUDITED
                                   (Continued)

NOTE 4 - COMMITMENTS:

     The Company leases office space and equipment under noncancelable operating leases with various expiration dates through December 2010. Rent expense for the year ended December 31, 1998 and 1999 and for the period ended September 30, 2000 totaled $271,000, $278,000 and $210,000 (unaudited), respectively.

     Future minimum lease payments under noncancelable operating and capital leases, including lease commitments entered into subsequent to December 31, 1999, are as follows (in thousands):

     Year Ending                               Operating            Sublease
     December 31,                                Leases              Income
     -------------                          -------------      --------------
     2000                                   $         391      $           91
     2001                                           1,167                   -
     2002                                           1,163                   -
     2003                                           1,162                   -
     2004 and thereafter                            8,615                   -
                                            -------------      --------------
     Total minimum lease payments and
          sublease income                   $      12,498      $           91
                                            -------------      --------------
NOTE 5 - INCOME TAXES:

     At December 31, 1998 and 1999, the Company had approximately $3.0 million and $3.9 million, respectivley of net operating loss carryforwards available to reduce future taxable income which expire in 2015 and 2010 for federal and state tax purposes, respectively. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

     Deferred tax assets consist of the following (in thousands):

                                               December 31,        September 30,
                                        ------------------------
                                           1998           1999        2000
                                        ----------    ----------   ------------
                                                                    (unaudited)

   Deferred tax assets:
      Net operating loss carryforwards  $    3,043    $    3,942   $      4,350
      Accruals and reserves                     19            42             97
      Research credits                         381           624            807
      Depreciation & other                     574           881            504
                                        ----------    ----------   ------------
                                             4,017         5,489          5,758
   Valuation allowance                      (4,017)       (5,489)        (5,758)
                                        ----------    ----------   ------------
   Net deferred tax assets              $        -    $        -   $          -
                                        ----------    ----------   ------------

   For financial reporting purposes, the Company has incurred a loss in each year since its inception. Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company has provided for a full valuation allowance against its net deferred tax assets at December 31, 1998, 1999 and September 30, 2000 (unaudited), respectively.

                         METACODE TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
      INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 2000 IS UNAUDITED
                                  (Continued)

NOTE 6 - MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

     At December 31, 1999 and September 30, 2000 (unaudited), Mandatorily Redeemable Convertible Preferred Stock consists of the following (in thousands):


                              Shares
                  -----------------------------   Liquidation        Redemption
Series              Authorized     Outstanding       Amount            Amount
------            -------------  --------------   ------------  ----------------
   A                      1,395           1,395   $      1,117  $          1,117
   B                      3,000           3,000          7,350             7,350
   C                      5,000           1,310          3,930             3,930
                  -------------  --------------   ------------  ----------------
                          9,395           5,705   $     12,397  $         12,397
                  -------------  --------------   ------------  ----------------

     The holders of Series A, B and C have certain rights and privileges as follows:

Voting

     Each share of Series A, B and C has voting rights equal to one share of Common Stock on an "as if" converted basis.

Dividends

     Holders of Series A, B and C are entitled to receive non-cumulative annual dividends of $0.05, $0.15 and $0.19 per share, respectively, when and if declared by the Company's Board of Directors. Dividends on the Preferred Stock shall be payable in preference and prior to any payment of any dividend on the Common Stock. The holders of the Series A, B and C will also be entitled to participate in dividends on the Common Stock, when and if declared by the Board of Directors, based on the number of shares of Common Stock held on an as-converted basis. No dividends have been declared from inception through December 31, 1999 and September 30, 2000 (unaudited).

Liquidation

     In the event of any liquidation, dissolution, winding up or merger where less than 50% of the voting power is maintained of the Company, the holders of the Series A, B and C shall be entitled to receive, prior and in preference to any distribution to the holders of the Common Stock, an amount equal to the $0.80, $2.45 and $3.00 per share, respectively, plus any declared but unpaid dividends. Any amounts remaining after such distribution shall be distributed among the holders of Common Stock.

     Any acquisition of the Company, or sale of all or substantially all of the assets, shall be treated as a liquidation and shall entitle the holders of Preferred and Common Stock to receive at closing cash, securities or other property as elected by the holders of Preferred and Common Stock.

Conversion

     Each share of Series A, B and C is convertible at the option of the holders into one share of Common Stock at any time, subject to adjustment for antidilution. Each share of Series A, B and C will be automatically converted upon an initial public offering of the Company's Common Stock with an aggregate proceeds in excess of $7,500,000 and price per share of not less than $5.00 per share. The Company has reserved sufficient shares of Common Stock for issuance upon conversion of the Series A, B and C.

                         METACODE TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
      INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 2000 IS UNAUDITED
                                  (Continued)

NOTE 7 - COMMON STOCK:

     In June 1994, the Company sold 5,000,000 shares of Common Stock to its founder in exchange for $500 of cash. Additionally, in March 1996, the Company sold 1,850,000 shares of Common Stock to several employees for $1,850 of cash. Under the terms of the stock purchase agreements, the Company has the right to repurchase up to 80% of the shares of such stock at the original issue price upon termination. The repurchase rights expire ratably over a 60 month period thereafter with 53,333 and zero (unaudited) shares of Common Stock subject to repurchase at December 31, 1999 and September 30, 2000, respectively.

     The Company had reserved shares of Common Stock for issuance as follows (in thousands):

                                                                    December 31,    September 30,
                                                                        1999            2000
                                                                   --------------  ---------------
                                                                                     (unaudited)
     Mandatorily Redeemable Convertible Preferred Stock:
        Series A                                                       1,395            1,395
        Series B                                                       3,000            3,000
        Series C                                                       5,000            5,000
     Exercise of options under stock option plans                      9,000           13,000
                                                                     -------          -------
                                                                      18,395           22,395
                                                                     =======          =======

Note receivable from shareholder

     In April 1998, the Company issued 750,000 shares of Common Stock to an officer and founder of the Company in exchange for a $60,000 note receivable. The note bore interest at 5.7% per year. The note is collateralized by the underlying stock and is classified as a notes receivable from shareholders in the accompanying balance sheet at December 31, 1999 and September 30, 2000 (unaudited). There were no shares of Common Stock subject to repurchase at December 31, 1999.

     In November 1999, the Company issued 1,000,000 shares of Common Stock to an officer of the Company in exchange for a $50,000 note receivable. The note bears interest at the rate of 5.7% per year. The principal sum of the note and accrued interest will become due and payable in November 2004. The notes are secured by the underlying stock and are classified as notes receivable from shareholders in the accompanying balance sheet at December 31, 1999 and September 30, 2000 (unaudited). There were no shares of Common Stock subject to repurchase at December 31, 1999.

NOTE 8 - EMPLOYEE STOCK OPTION PLAN:

     In February 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options
(ISO) may be granted only to employees (including officers and directors who are also employees) of the Company. Nonqualified stock options may be granted to employees and consultants of the Company.

                         METACODE TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
      INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 2000 IS UNAUDITED
                                  (Continued)

       Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO shall not be less than 100% of the estimated fair value of the shares on the date of grant and (ii) the exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant and are for periods not to exceed five years. Options become exercisable at such times and under such conditions as determined by the Board of Directors. Options generally vest over five years.

       The following table summarizes the activity for the years ended December 31, 1998, 1999 and for the period ended September 30, 2000 (unaudited; shares in thousands):

                                                         Year Ended  December   31,
                                              --------------------------------------------------       Nine Months Ended
                                                      1998                         1999                September 30, 2000
                                              --------------------------------------------------   -----------------------
                                                          Weighted                   Weighted                     Weighted
                                                          Average                     Average                     Average
                                                          Exercise                   Exercise                     Exercise
                                               Shares      Price         Shares        Price        Shares          Price
                                              ---------   --------     ----------    ---------     --------       --------
                                                                                                          (unaudited)
     Outstanding at beginning of year            2,456    $   0.12         2,884     $    0.27       5,069        $   0.17
     Granted                                     1,725        0.36         4,390          0.07       3,114            0.30
     Canceled                                   (1,089)       0.11        (1,830)         0.30        (967)           0.30
     Exercised                                    (208)       0.08          (375)         0.06        (171)           0.15
                                              ---------                ----------                  --------
     Outstanding at end of year                  2,884        0.27         5,069          0.15       7,045            0.19
                                              =========                ==========                  ========
     Options exercisable at end of year          1,044    $   0.18         1,718     $    0.17       2,520        $   0.14
                                              =========                ==========                 =========
     Weighted average fair value of
       options granted during the year                    $   0.36                   $    0.07                    $   0.30


       The followings table summarizes information about stock options outstanding and exercisable (shares in thousands):

                                                                                Options Exercisable at
                            Options Outstanding at December 31, 1999              December 31, 1999
                          -------------------------------------------       ---------------------------
                                              Weighted
                                              Average        Weighted                          Weighted
       Range of                              Remaining        Average                          Average
       Exercise              Number         Contractual      Exercise          Number          Exercise
        Prices            Outstanding       Life (Years)       Price        Exercisable         Price
     -----------          ------------      ------------     --------       -----------        --------
     $ 0.05-0.08                 3,675          7.6          $   0.07             1,093        $   0.07
     $ 0.25-0.25                   260          7.6          $   0.25               147        $   0.25
     $ 0.30-0.38                 1,134          8.5          $   0.37               478        $   0.37
                          ------------                                      -----------
     $      0.38                 5,069          7.9          $   0.15             1,718        $   0.17
                          ============                                      ===========

                         METACODE TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
      INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 2000 IS UNAUDITED
                                  (Continued)

                                                              Options Exercisable at
                Options Outstanding at September 30, 2000       September 30, 2000
                ------------------------------------------  --------------------------
                                  Weighted
                                  Average        Weighted                    Weighted
    Range of                     Remaining       Average                     Average
    Exercise       Number       Contractual      Exercise      Number        Exercise
     Prices      Outstanding    Life (Years)      Price      Exercisable      Price
  ------------  -------------  --------------  -----------  -------------  -----------
   $0.05-0.08          1,172       6.9         $      0.07           916   $      0.07
   $0.25-0.25             58       6.9         $      0.25            24   $      0.25
   $0.30-0.38          5,815       7.9         $      0.33         1,580   $      0.34
                -------------                               -------------
                       7,045       7.3         $      0.19         2,520   $      0.14
                =============                               =============

Fair value disclosures

       In determining the fair value of options granted during the periods, the Company used the minimum value option pricing model and assumed the following: risk free interest rates from 4.25% to 6.36%, an average expected option life of four years, an expected volatility of 0% and zero dividend yield. The difference between as reported and pro forma net loss was $15,000, $32,000 and $129,000 for the years ended December 31, 1998 and 1999 and the nine months ended September 30, 2000 (unaudited).

NOTE 9 - 401(K) PLAN:

       The Company sponsors an employee savings and retirement plan intended to qualify under section 401(k) of the Internal Revenue Code. All eligible employees may contribute up to 20% of compensation, subject to annual limitations, which are fully vested at all times. The company retains the options of matching employees' contributions with a discretionary employer contribution. To date, no employer contributions have been made.

NOTE 10 - RELATED PARTY TRANSACTIONS:

License agreement

       On February 3, 1995, the Company entered into a License Agreement with the Company's president and major shareholder, to obtain exclusive rights to intellectual property technologies to be included in the development of its products. The License Agreement entitled this individual to receive the following fees and royalties:

       . Fees of $50,000, contingent upon capital funding received in the aggregate amount of $1,000,000 or greater.

       . Fees of $250,000, contingent upon capital funding received in the aggregate amount of $5,000,000 or greater.

       . Fees of $100,000 for each patent filed on or before the second anniversary of the receipt of the $5,000,000 of capital funding.

       . Royalties of one percent of net revenues from the sale of the Company's product and license loss, royalties and any other payments under a license of the technologies.

                         METACODE TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
      INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 2000 IS UNAUDITED
                                  (Continued)

       The license fees are limited to $1,000,000 in aggregate. Capital funding of $1,000,000 was received in 1996, and capital funding of $5,000,000 was received in 1997. Through December 31, 1999, Mr. Schatz had received $200,000 of the $300,000 fees due. The remaining $100,000 fees payable are included in accrued liabilities.

Consulting services

       The Company engaged the services of consulting companies affiliated with related parties. The Company paid fees of $290,000, $75,000 and zero for the years ended December 31, 1998, 1999 and for the period ended September 30, 2000 (unaudited). For 1998, $207,000 and $83,000 were included in general and administrative expenses and sales and marketing expenses, respectively. For 1999, all fees were included in sales and marketing expenses. The fees for the services performed approximated fair value.

NOTE 11 - ACQUISITION BY INTERWOVEN, INC.:

       In October 2000, Interwoven acquired all of Metacode's outstanding shares of Common Stock and Preferred Stock, at which time Metacode became a wholly-owned subsidiary of Interwoven.